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                                                                    EXHIBIT 2.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of the 25th day of October between JEFFERSON SMURFIT CORPORATION (U.S.), a Delaware corporation (the "Assignor"), and TIMBER CAPITAL HOLDINGS LLC, a Delaware limited liability company ("Assignee").

      Reference is made to Purchase and Sale Agreement dated July 28, 1999 (the "Purchase and Sale Agreement"), between Seller and Rayonier Inc. ("Purchaser"), as amended by that First Amendment to Purchase and Sale Agreement dated as of October 25, 1999, between Assignor and Purchaser, and as assigned by Purchaser to Rayonier Timberlands Operating Company, L.P.

      In accordance with Section 14(a) of the Purchase and Sale Agreement, (a) Assignor does hereby assign to Assignee (the "Assignment") all of its rights, interests in and to, and obligations under, the Purchase and Sale Agreement, and
(b) Assignee does hereby accept and agree to the Assignment and does hereby assume all of Assignor's obligations under the Purchase and Sale Agreement.

      This Agreement shall be effective as of the date first set forth above. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.



                            (Signature page follows)
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      IN WITNESS WHEREOF, the Assignor and the Assignee have executed and delivered this Agreement as of the date first set forth above.




Assignor:                     JEFFERSON SMURFIT CORPORATION (U.S.)

                              By:    /s/ Leslie T. Lederer
                                     ------------------------------------
                              Name:  Leslie T. Lederer
                              Title: Vice President


Assignee:                     TIMBER CAPITAL HOLDINGS LLC

                              By:    Jefferson Smurfit Corporation (U.S.),
                                     as sole member

                              By:    /s/ Leslie T. Lederer
                                     ------------------------------------
                              Name:  Leslie T. Lederer
                              Title: Vice President